Exhibit 99.1

FOR IMMEDIATE RELEASE
July 26, 2017

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES SECOND QUARTER 2017 FINANCIAL RESULTS

Bethesda, MD - July 26, 2017 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended June 30, 2017.

SECOND QUARTER 2017 FINANCIAL HIGHLIGHTS

•	$0.40 comprehensive income per common share, comprised of:

◦	$0.05 net income per common share

◦	$0.35 other comprehensive income ("OCI") per common share

▪	Includes net unrealized gains on investments recognized through OCI

•	$0.67 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost [1]

◦
Includes $0.27 per common share of dollar roll income associated with the Company's $16.9 billion average net long position in forward purchases and sales of Agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $(0.04) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates

•	$19.25 tangible net book value per common share as of June 30, 2017

◦	Decreased $(0.06) per common share, or -0.3%, from $19.31 per common share as of March 31, 2017

◦	Excludes $553 million, or $1.55 per common share, of goodwill and other intangible assets as of June 30, 2017

•	$0.54 dividends declared per common share during the quarter

•	2.5% economic return on tangible common equity for the quarter

◦	Comprised of $0.54 dividends per common share and $(0.06) decrease in tangible net book value per common share

AGNC Investment Corp.
July 26, 2017

OTHER SECOND QUARTER HIGHLIGHTS

•	$63.8 billion investment portfolio as of June 30, 2017, comprised of:

◦	$46.0 billion Agency MBS

◦	$17.3 billion TBA mortgage position

◦	$0.6 billion credit risk transfer ("CRT") and non-Agency securities

•	8.1x tangible net book value "at risk" leverage as of June 30, 2017

◦	8.0x average tangible net book value "at risk" leverage for the quarter

•	10.9% portfolio CPR for the quarter

◦	8.6% average projected portfolio life CPR as of June 30, 2017, an increase from 8.2% projected CPR as of March 31, 2017

•	1.55% annualized net interest rate spread and TBA dollar roll income for the quarter, excluding estimated "catch-up" premium amortization cost

◦	Excludes -9 bps of "catch up" premium amortization cost due to change in projected CPR estimates

◦	Increased from 1.51% for the prior quarter, excluding -6 bps of "catch-up" premium amortization cost

•	$503 million of net equity raised from common stock offering during the quarter
___________

1.
Represents a non-GAAP measure. Please refer to a reconciliation to the most applicable GAAP measure and additional information regarding the use of non-GAAP financial information later in this release.

MANAGEMENT REMARKS
"We are pleased to report another quarter of solid financial performance for AGNC," commented Gary Kain, the Company’s Chief Executive Officer, President and Chief Investment Officer. "Our earnings profile continues to be supportive of our dividend despite an elevated hedge ratio and a reduction in our aggregate interest rate risk position. As we enter the third quarter, returns on levered Agency MBS remain attractive as current valuations reflect the anticipated near-term reduction in MBS purchases by the Federal Reserve. The overhang of possible Federal Reserve tapering has driven wider spreads on Agency MBS over the last year. In stark contrast, the spreads on most credit-centric fixed income investments have tightened to multiyear lows. At the same time, the funding picture for Agency MBS, including rate level and capacity, continues to be very attractive. As such, Agency MBS provide levered investors like AGNC with favorable return potential on an absolute basis and relative to alternatives in the fixed-income and equity markets."

"For the quarter, AGNC generated an economic return of 2.5% on tangible common equity," added Peter Federico, the Company’s Executive Vice President and Chief Financial Officer. "In addition to our strong financial results, we continued to expand our use of our captive broker-dealer, Bethesda Securities (‘BES’), as the size of our repo position funded through BES grew to almost $10 billion and we began clearing trades for our TBA securities position. Finally, we increased our hedge portfolio during the second quarter, thus providing us with greater protection against net asset value fluctuations due to interest rate changes. All in all, we believe these actions position AGNC for success across a broad spectrum of market conditions."

NET BOOK VALUE
As of June 30, 2017, the Company's tangible net book value per common share was $19.25 per common share, a decrease of $(0.06) per common share, or -0.3%, from $19.31 per common share

AGNC Investment Corp.
July 26, 2017

as of March 31, 2017. The Company's tangible net book value per common share excludes $553 million, or $1.55 per common share, of goodwill and other intangible assets as of June 30, 2017.

INVESTMENT PORTFOLIO
As of June 30, 2017, the Company's investment portfolio totaled $63.8 billion, comprised of:

•	$63.2 billion of Agency MBS and TBA securities, including:

◦	$61.9 billion of fixed-rate securities, comprised of:

•	$33.4 billion 30-year fixed-rate securities,

•	$14.6 billion 30-year net long TBA securities,

•	$10.5 billion ≤ 15-year securities,

•	$2.6 billion 15-year net long TBA securities, and

•	$0.8 billion 20-year fixed-rate securities;

◦	$1.0 billion of collateralized mortgage obligations ("CMOs"), including principal and interest-only strips; and

◦	$0.3 billion of adjustable-rate securities; and

•	$0.6 billion of CRT and non-Agency securities.

As of June 30, 2017, inclusive of TBA securities, 30 year and ≤ 15-year Agency MBS fixed rate securities represented 75% and 21% of the Company's investment portfolio, respectively, compared to 73% and 23%, respectively, as of March 31, 2017.

As of June 30, 2017, the Company's Agency MBS fixed-rate securities, inclusive of TBA securities, had a weighted average coupon of 3.56%, compared to 3.54% as of March 31, 2017, comprised of the following weighted average coupons:

•	3.65% for 30-year fixed-rate securities;

•	3.21% for ≤ 15-year fixed rate securities; and

•	3.48% for 20-year fixed-rate securities.

The Company accounts for its TBA mortgage portfolio (or "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other gain (loss), net on the Company's financial statements. As of June 30, 2017, the Company's net TBA position had a total fair value and a total cost basis of $17.3 billion and a GAAP net carrying value of $(12) million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to a total fair value and a total cost basis of $14.4 billion, and a GAAP net carrying value of $70 million as of March 31, 2017.

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a weighted average CPR of 10.9% for the second quarter, compared to 10.7% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's Agency securities held as of June 30, 2017 was 8.6%, an increase from 8.2% as of March 31, 2017.

The weighted average cost basis of the Company's investment portfolio was 104.8% of par value as of June 30, 2017. Net premium amortization cost on the Company's investment portfolio for the second quarter was $(96) million, or $(0.28) per common share, which includes "catch-up" premium amortization cost of $(13) million, or $(0.04) per common share, due to changes in the Company's

AGNC Investment Corp.
July 26, 2017

projected CPR estimates for securities acquired prior to the second quarter. This compares to net premium amortization cost for the prior quarter of $(89) million, or $(0.27) per common share, including "catch-up" premium amortization cost of $(9) million, or $(0.03) per common share. The net unamortized premium balance as of June 30, 2017 was $2.2 billion.

The Company amortizes or accretes premiums and discounts associated with purchases of Agency securities into interest income using the effective yield method over the estimated life of such securities, incorporating both actual repayments to date and projected repayments over the remaining life of the security. Faster actual or projected repayments can reduce asset yields, while slower actual or projected repayments can increase asset yields, on the Company's existing Agency securities.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the net TBA position, (also referred to as "balance sheet funded assets") was 2.66% for the second quarter, a decrease from 2.68% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 2.78% for the second quarter, an increase from 2.76% for the prior quarter.

For the second quarter, the Company's average cost of funds, excluding the net TBA position, was 1.51%, an increase from 1.48% for the prior quarter. The Company's average cost of funds includes the cost of Agency repurchase agreements ("Agency repo"), other debt and interest rate swaps (including interest rate swaps used to hedge the Company's dollar roll funded assets) measured against the Company's daily weighted average Agency repo and other debt balance outstanding. The modest increase in the Company's average cost of funds was primarily due to higher repo rates, which were largely offset by an increase in the average floating rate received on the Company's interest rate swaps.

The Company's combined annualized net interest rate spread on its balance sheet and dollar roll funded assets for the quarter further benefited from a larger dollar roll position and favorable funding dynamics in the dollar roll market during the quarter. The Company's combined annualized interest rate spread on its balance sheet and dollar roll funded assets for the quarter was 1.46%, compared to 1.44% for the prior quarter. Excluding "catch-up" premium amortization, the Company's combined annualized net interest rate spread for the quarter was 1.55%, an increase from 1.51% for the prior quarter.

On a per share basis, the Company recognized $0.63 per common share of net spread and dollar roll income (a non-GAAP financial measure) for the second quarter, compared to $0.61 for the prior quarter. Excluding "catch-up" premium amortization, the Company's net spread and dollar roll income was $0.67 per common share for the second quarter, an increase from $0.64 per common share for the prior quarter.

A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
July 26, 2017

LEVERAGE
As of June 30, 2017, $39.1 billion of Agency repo and $0.4 billion of other debt were used to fund the Company's investment portfolio. Inclusive of its net TBA position and net payable/(receivable) for unsettled securities, the Company's tangible net book value "at risk" leverage ratio was 8.1x as of June 30, 2017, compared to 8.0x as of March 31, 2017.

As of June 30, 2017, the Company's Agency repurchase agreements had a weighted average interest rate of 1.27%, an increase from 1.05% as of March 31, 2017, and weighted average remaining days to maturity of 154 days, compared to 176 days as of March 31, 2017. As of June 30, 2017, $9.9 billion, or 25%, of the Company's Agency repurchase agreements were funded through BES, compared to $7.6 billion, or 19%, as of March 31, 2017.

As of June 30, 2017, the Company's Agency repurchase agreements had remaining maturities of:

•	$27.2 billion of three months or less;

•	$5.0 billion from three to six months;

•	$1.6 billion from six to nine months;

•	$0.5 billion from nine to twelve months;

•	$3.7 billion from one to three years; and

•	$0.9 billion from three to five years.

HEDGING ACTIVITIES
As of June 30, 2017, 98% of the Company's outstanding balance of Agency repurchase agreements, other debt and net TBA position was hedged with interest rate swaps, swaptions and U.S. Treasury positions, compared to 90% as of March 31, 2017.

As of June 30, 2017, the Company's interest rate swap position totaled $40.0 billion in notional amount, compared to $35.8 billion as of March 31, 2017. The Company's interest rate swap position as of June 30, 2017 included $3.7 billion of forward starting swaps, with an average forward start date of 0.2 years, compared to $0.3 billion and 2.0 years, respectively, as of March 31, 2017. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.60%, an average receive rate of 1.19% and an average maturity of 4.4 years as of June 30, 2017, compared to 1.52%, 1.06% and 3.9 years, respectively, as of March 31, 2017. Excluding forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.52% as of June 30, 2017, compared to 1.50% as of March 31, 2017.

The Company also utilizes payer swaptions and U.S. Treasury securities and futures to mitigate exposure to changes in interest rates. As of June 30, 2017, the Company had payer swaptions outstanding totaling $5.0 billion, compared to $2.2 billion as of March 31, 2017, and a short U.S. Treasury position outstanding of $10.8 billion, compared to $11.0 billion as of March 31, 2017.

OTHER GAIN (LOSS), NET
For the second quarter, the Company recorded a net loss of $(141) million in other gain (loss), net, or $(0.41) per common share, compared to a net loss of $(105) million, or $(0.32) per common share, for the prior quarter. Other gain (loss), net for the second quarter was comprised of:

•	$15 million of net realized gains on sales of investment securities;

AGNC Investment Corp.
July 26, 2017

•	$9 million of net unrealized gains on investment securities measured at fair value through net income;

•	$(35) million of interest rate swap periodic costs;

•	$(159) million of net losses on interest rate swaps;

•	$(13) million of net losses on interest rate swaptions;

•	$(125) million of net losses on U.S. Treasury positions;

•	$93 million of TBA dollar roll income;

•	$70 million of net mark-to-market gains on TBA mortgage positions; and

•	$4 million of management fee income.

OTHER COMPREHENSIVE INCOME
During the second quarter, the Company recorded other comprehensive income of $121.0 million, or $0.35 per common share, consisting of net unrealized gains on the Company's Agency securities recognized through OCI, compared to $46.0 million, or $0.14 per common share, of other comprehensive income for the prior quarter.

Starting in fiscal year 2017, the Company elected to recognize unrealized gains and losses on Agency securities acquired after fiscal year 2016 through net income. Unrealized gains and losses on Agency securities acquired prior to fiscal year 2017 will continue to be recognized through OCI until the Company receives full repayment of principal or disposes of the security.

COMMON STOCK OFFERING
On May 5, 2017, the Company completed a follow-on public offering of 24.5 million shares of common stock for proceeds of $503 million, or $20.53 per common share, net of offering costs.

SECOND QUARTER 2017 DIVIDEND DECLARATIONS
During the second quarter, the Company's Board of Directors declared dividends of $0.18 per share to common stockholders of record as of April 28, May 31 and June 30, 2017, respectively, totaling $0.54 for the quarter, which were paid on May 8, June 8 and July 7, 2017, respectively. Since its May 2008 initial public offering through the second quarter of 2017, the Company has declared a total of $7.1 billion in common stock dividends, or $36.08 per common share.

On June 14, 2017, the Company's Board of Directors declared a second quarter dividend on its 8.000% Series A Cumulative Redeemable Preferred Stock of $0.50 per share and on its 7.750% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock") underlying its outstanding depositary shares of $0.484375 per depositary share. Each depositary share represents a 1/1,000th interest in a share of the Series B Preferred Stock. The dividends were paid on July 17, 2017 to preferred stockholders of record as of July 1, 2017.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income, net spread and dollar roll income, excluding "catch-up" premium amortization, and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
July 26, 2017

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $41,263, $41,587, $43,943, $44,089 and $48,344, respectively)	$45,226	$43,856	$45,393	$46,328	$53,418
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	737	777	818	890	945
Credit risk transfer securities, at fair value	572	383	164	36	—
Non-Agency securities, at fair value (including pledged securities of $0, $0, $90, $102 and $107, respectively)	31	31	124	102	107
U.S. Treasury securities, at fair value (including pledged securities of $0, $0, $173, $45 and $62, respectively)	—	—	182	45	62
REIT equity securities, at fair value	4	—	—	—	19
Cash and cash equivalents	1,122	1,073	1,208	1,254	1,131
Restricted cash	261	219	74	681	1,399
Derivative assets, at fair value	214	205	355	61	111
Receivable for securities sold (including pledged securities of $348, $537, $21, $228 and $0, respectively)	353	688	21	228	—
Receivable under reverse repurchase agreements	7,489	8,908	7,716	5,441	2,982
Goodwill and other intangible assets, net	553	554	554	555	—
Other assets	149	144	271	268	301
Total assets	$56,711	$56,838	$56,880	$55,889	$60,475

Liabilities:
Repurchase agreements	$39,058	$39,375	$37,858	$37,668	$41,947
Federal Home Loan Bank advances	—	—	3,037	3,037	3,037
Debt of consolidated variable interest entities, at fair value	405	434	460	494	528
Payable for securities purchased	2,005	693	—	251	2,581
Derivative liabilities, at fair value	73	69	256	947	1,519
Dividends payable	71	66	66	66	73
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	7,221	8,792	7,636	5,424	3,017
Accounts payable and other liabilities	133	117	211	71	71
Total liabilities	48,966	49,546	49,524	47,958	52,773

Stockholders' equity:
Preferred stock - aggregate liquidation preference of $348	336	336	336	336	336
Common stock - $0.01 par value; 600.0 shares authorized;
355.6, 331.0, 331.0, 331.0 and 331.0 shares issued and outstanding, respectively	4	3	3	3	3
Additional paid-in capital	10,435	9,932	9,932	9,932	9,932
Retained deficit	(2,800)	(2,628)	(2,518)	(3,350)	(3,669)
Accumulated other comprehensive income (loss)	(230)	(351)	(397)	1,010	1,100
Total stockholders' equity	7,745	7,292	7,356	7,931	7,702
Total liabilities and stockholders' equity	$56,711	$56,838	$56,880	$55,889	$60,475

Net book value per common share	$20.80	$20.98	$21.17	$22.91	$22.22
Tangible net book value per common share	$19.25	$19.31	$19.50	$21.23	N/A

AGNC Investment Corp.
July 26, 2017

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Interest income:
Interest income	$293	$296	$393	$315	$318
Interest expense [1]	112	98	98	96	101
Net interest income	181	198	295	219	217

Other gain (loss), net:
Realized gain (loss) on sale of investment securities, net	15	(84)	(5)	61	55
Unrealized gain (loss) on investment securities measured at fair value through net income, net	9	16	(11)	(6)	—
Gain (loss) on derivative instruments and other securities, net [1]	(169)	(40)	753	248	(367)
Management fee income	4	3	4	4	—
Total other gain (loss), net	(141)	(105)	741	307	(312)
Expenses:
Management fee expense	—	—	—	—	25
Compensation and benefits	10	10	10	9	—
Other operating expenses	6	7	7	6	15
Total operating expenses	16	17	17	15	40
Net income (loss)	24	76	1,019	511	(135)
Dividend on preferred stock	7	7	7	7	7
Net income (loss) available (attributable) to common stockholders	$17	$69	$1,012	$504	$(142)

Net income (loss)	$24	$76	$1,019	$511	$(135)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities, net	121	46	(1,408)	(97)	370
Unrealized gain on derivative instruments, net [1]	—	—	1	7	12
Other comprehensive income (loss)	121	46	(1,407)	(90)	382
Comprehensive income (loss)	145	122	(388)	421	247
Dividend on preferred stock	7	7	7	7	7
Comprehensive income (loss) available (attributable) to common stockholders	$138	$115	$(395)	$414	$240

Weighted average number of common shares outstanding - basic	346.4	331.0	331.0	331.0	331.0
Weighted average number of common shares outstanding - diluted	346.5	331.1	331.0	331.0	331.0
Net income (loss) per common share - basic and diluted	$0.05	$0.21	$3.06	$1.52	$(0.43)
Comprehensive income (loss) per common share - basic and diluted	$0.40	$0.35	$(1.19)	$1.25	$0.73
Dividends declared per common share	$0.54	$0.54	$0.54	$0.56	$0.60

AGNC Investment Corp.
July 26, 2017

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Interest income	$293	$296	$393	$315	$318
Interest expense:
Repurchase agreements and other debt	112	98	97	89	89
Interest rate swap periodic costs [1]	—	—	1	7	12
Total interest expense	112	98	98	96	101
Net interest income	181	198	295	219	217
Interest rate swap periodic costs [3]	(35)	(45)	(46)	(51)	(69)
TBA dollar roll income [16]	93	71	68	54	44
Dividend on REIT equity securities	—	—	—	—	1
Management fee income	4	3	4	4	—
Adjusted net interest and dollar roll income	243	227	321	226	193
Operating expenses:
Total operating expenses	16	17	17	15	40
Non-recurring transaction costs	—	—	—	—	(9)
Adjusted operating expenses	16	17	17	15	31
Net spread and dollar roll income	227	210	304	211	162
Dividend on preferred stock	7	7	7	7	7
Net spread and dollar roll income available to common stockholders	220	203	297	204	155
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	13	9	(85)	8	32
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$233	$212	$212	$212	$187

Weighted average number of common shares outstanding - basic	346.4	331.0	331.0	331.0	331.0
Weighted average number of common shares outstanding - diluted	346.5	331.1	331.0	331.0	331.0
Net spread and dollar roll income per common share - basic and diluted	$0.63	$0.61	$0.90	$0.62	$0.46
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic and diluted	$0.67	$0.64	$0.64	$0.64	$0.56

AGNC Investment Corp.
July 26, 2017

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Net income (loss)	$24	$76	$1,019	$511	$(135)
Book to tax differences:
Premium amortization, net	4	(3)	(106)	(15)	20
Realized gain/loss, net	99	(379)	301	249	391
Net capital loss/(utilization of net capital loss carryforward) [5]	(232)	276	93	(127)	(99)
Unrealized gain/(loss), net	160	77	(1,252)	(540)	(106)
Other	(2)	(10)	2	(8)	9
Total book to tax differences	29	(39)	(962)	(441)	215
Estimated REIT taxable income	53	37	57	70	80
Dividend on preferred stock	7	7	7	7	7
Estimated REIT taxable income, net of preferred stock dividend	$46	$30	$50	$63	$73
Weighted average number of common shares outstanding - basic	346.4	331.0	331.0	331.0	331.0
Weighted average number of common shares outstanding - diluted	346.5	331.1	331.0	331.0	331.0
Estimated REIT taxable income per common share - basic and diluted	$0.13	$0.09	$0.15	$0.19	$0.22

Beginning cumulative non-deductible net capital loss	$728	$452	$359	$486	$585
Net capital loss/(utilization of net capital loss carryforward)	(232)	276	93	(127)	(99)
Ending cumulative non-deductible net capital loss	$496	$728	$452	$359	$486
Ending cumulative non-deductible net capital loss per common share	$1.39	$2.20	$1.37	$1.08	$1.47

AGNC Investment Corp.
July 26, 2017

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Fixed-rate Agency MBS, at fair value - as of period end [18]	$44,643	$43,232	$44,736	$45,611	$52,648
Other Agency MBS, at fair value - as of period end [6]	$1,320	$1,401	$1,475	$1,607	$1,715
Credit risk transfer securities, at fair value - as of period end	$572	$383	$164	$36	$—
Non-Agency MBS, at fair value - as of period end	$31	$31	$124	$102	$107
Total securities, at fair value - as of period end [18]	$46,566	$45,047	$46,499	$47,356	$54,470
Total securities, at cost - as of period end [18]	$46,744	$45,354	$46,866	$46,304	$53,317
Total securities, at par - as of period end [7,18]	$44,593	$43,298	$44,749	$44,212	$50,950
Average securities, at cost [18]	$43,992	$44,215	$45,885	$48,548	$51,810
Average securities, at par [7,18]	$41,986	$42,218	$43,802	$46,372	$49,544
Net TBA portfolio - as of period end, at fair value	$17,271	$14,447	$11,165	$15,586	$7,072
Net TBA portfolio - as of period end, at cost	$17,283	$14,377	$11,312	$15,540	$6,975
Net TBA portfolio - as of period end, carrying value	$(12)	$70	$(147)	$46	$97
Average net TBA portfolio, at cost	$16,931	$13,460	$14,141	$10,748	$8,238
Average repurchase agreements and other debt [4]	$38,945	$39,203	$41,031	$44,401	$46,948
Average stockholders' equity [8]	$7,552	$7,310	$7,604	$7,803	$7,722
Net book value per common share [9]	$20.80	$20.98	$21.17	$22.91	$22.22
Tangible net book value per common share [10]	$19.25	$19.31	$19.50	$21.23	N/A
Tangible net book value "at risk" leverage - average during the period [11]	8.0:1	7.8:1	7.8:1	7.6:1	N/A
Tangible net book value "at risk" leverage - as of period end [12]	8.1:1	8.0:1	7.7:1	7.7:1	N/A

Key Performance Statistics:
Average coupon [13,18]	3.70%	3.65%	3.63%	3.65%	3.63%
Average asset yield [14,18]	2.66%	2.68%	3.43%	2.60%	2.46%
Average cost of funds [15,18]	(1.51)%	(1.48)%	(1.40)%	(1.32)%	(1.46)%
Average net interest rate spread [18]	1.15%	1.20%	2.03%	1.28%	1.00%
Average net interest rate spread, including TBA dollar roll income/loss [16]	1.46%	1.44%	2.02%	1.42%	1.16%
Average coupon - as of period end [18]	3.70%	3.67%	3.61%	3.64%	3.63%
Average asset yield - as of period end [18]	2.84%	2.83%	2.77%	2.68%	2.68%
Average cost of funds - as of period end [15,18]	(1.56)%	(1.45)%	(1.44)%	(1.30)%	(1.35)%
Average net interest rate spread - as of period end [18]	1.28%	1.38%	1.33%	1.38%	1.33%
Average actual CPR for securities held during the period [18]	11%	11%	14%	14%	12%
Average forecasted CPR - as of period end [18]	9%	8%	8%	11%	11%
Total premium amortization, net	$(96)	$(89)	$(6)	$(110)	$(134)
Expenses % of average stockholders' equity - annualized	0.85%	0.93%	0.89%	0.76%	2.08%
Dividends declared per common share	$0.54	$0.54	$0.54	$0.56	$0.60
Economic return (loss) on common equity - unannualized [17]	2.5%	1.8%	(5.2)%	5.6%	3.3%

AGNC Investment Corp.
July 26, 2017

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
** Numbers may not total due to rounding.
N/A - Not applicable

1.
The Company voluntarily discontinued hedge accounting under GAAP for interest rate swaps as of September 30, 2011. The accumulated other comprehensive loss on the Company's de-designated interest rate swaps as of September 30, 2011 was amortized on a straight-line basis over the remaining swap terms through 2016 into interest expense. All other periodic interest costs, termination fees and mark-to-market adjustments associated with interest rate swaps are reported in other income (loss), net pursuant to GAAP.

2.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.
Represents periodic interest costs on the Company's interest rate swap portfolio net of amounts reclassified from accumulated OCI into interest expense (see footnote 1). Amount does not include termination fees or mark-to-market adjustments associated with interest rate swaps.

4.	Average repurchase agreements and other debt includes Agency repo, FHLB advances and debt of consolidated VIE's. Amount excludes U.S. Treasury repurchase agreements.

5.
Capital losses in excess of capital gains are not deductible from the Company's ordinary taxable income, but may be carried forward for up to five years from the year of loss and applied against future net capital gains.

6.	Other Agency MBS includes adjustable rate securities and collateralized mortgage obligations (including interest and principle-only securities).

7.	Par value excludes the underlying unamortized principal balance ("UPB") of the Company's interest-only securities. Excludes TBAs.

8.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

9.	Net book value per common share calculated as total stockholders' equity, less the preferred stock liquidation preference, divided by the number of common shares outstanding.

10.	Tangible net book value per common share excludes goodwill and other intangible assets, net.

11.
Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Agency repurchase agreements, other debt and net TBA position (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude investments in REIT equity securities and goodwill and other intangible assets, net. Leverage excludes U.S. Treasury repurchase agreements.

12.
Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Agency repurchase agreements, other debt, net TBA position (at cost) and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude investments in REIT equity securities and goodwill and other intangible assets at period end. Leverage excludes U.S. Treasury repurchase agreements.

13.	Average coupon for the period was calculated by dividing the total coupon (or cash) interest income by average investment securities held at par.

14.
Average asset yield for the period was calculated by dividing the total interest income (coupon interest less amortization of net premiums and discounts) by the average amortized cost of investment securities held.

15.
Cost of funds includes Agency repurchase agreements, other debt and interest rate swaps. Amount excludes swap termination fees, forward starting swaps and costs associated with other supplemental hedges (such as swaptions, U.S. Treasury positions and U.S. Treasury repurchase agreements). Average cost of funds for the period was calculated by dividing the total cost of funds by the average Agency repurchase agreements and other debt outstanding for the period.

16.
TBA dollar roll income/(loss) is net of TBAs used for hedging purposes. Dollar roll income/(loss) excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

17.
Economic return (loss) on common equity represents the sum of the change in net book value per common share and dividends declared on common stock during the period over the beginning net book value per common share. Starting Q1 2017, economic return (loss) on common equity represents the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.

18.	Excludes net TBA mortgage position.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on July 27, 2017 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the free live webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.

AGNC Investment Corp.
July 26, 2017

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q2 2017 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on July 27, 2017. In addition, there will be a phone recording available one hour after the live call on July 27, 2017 through August 10, 2017. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10110075.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income," "adjusted net interest expense," "net spread and dollar roll income, excluding ‘catch-up’ premium amortization," "estimated taxable income" and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest rate spread."
"Adjusted net interest expense" is measured as interest expense (GAAP measure) adjusted to include other interest rate swap periodic costs. "Net spread and dollar roll income" is measured as (i) net interest income (GAAP measure) adjusted to include other interest rate swap periodic costs, TBA dollar roll income, dividends on REIT equity securities and management fee income (referred to as "adjusted net interest and dollar roll income") less (ii) total operating expenses (GAAP measure) adjusted to exclude non-recurring transaction costs (referred to as "adjusted operating expenses").

AGNC Investment Corp.
July 26, 2017

"Net spread and dollar roll income, excluding ‘catch-up’ premium amortization," further excludes retrospective "catch-up" adjustments to premium amortization cost or benefit due to changes in projected CPR estimates.
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, in the case of "adjusted net interest and dollar roll income," the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measure and in "adjusted net interest expense", which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of all periodic interest rate swap settlement costs is more indicative of the Company’s total cost of funds than interest expense alone. In the case of "net spread and dollar roll income, excluding ‘catch-up’ premium amortization," the Company believes the exclusion of "catch-up" adjustments to premium amortization cost or benefit is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio. The Company also believes the exclusion of non-recurring transactions costs reported in operating expense under GAAP is meaningful as they represent non-recurring transaction costs associated with the Company’s acquisition of AGNC Mortgage Management, LLC and are not representative of ongoing operating costs. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.
A reconciliation of GAAP net interest income to non-GAAP "net spread and dollar roll income, excluding 'catch-up' premium amortization" and a reconciliation of GAAP net income to non-GAAP "estimated taxable income" is included in this release.